Exhibit 10.2

WAIVER AND RELEASE

THIS WAIVER AND RELEASE, dated June 15, 2017, is hereby attached to and made part of the Purchase and Sale Agreement (hereinafter sometimes referred to as the “Agreement”) between Carolco Pictures, Inc., a Florida corporation (“Carolco”), and Metropolitan Sound + Vision LLC, a South Carolina corporation (“Metro”), dated June 15, 2017.

WHEREAS, Carolco and Metro have executed the Purchase and Sale Agreement regarding the Purchase and Sale of S & G Holdings, Inc. d/b/a High Five Entertainment (“the Company” and “High Five”), a Tennessee corporation,

WHEREAS, Carolco and Metro have agreed to insulate and protect Metro from any extant or future liabilities and from involvement in any legal issues which may exist or arise between and among S & G Holdings d/b/a High Five Entertainment (“the Company”), Brick Top Productions (“Brick Top”) and Carolco Pictures, Inc. (“Carolco”), and/or any other interested parties and/or individuals,

NOW, THEREFORE, Carolco hereby issues a binding, unconditional and irrevocable blanket Waiver and Release (a) to Metro and to Metro’s former and current officers, stockholders, partners, employees, designees, contractors, vendors, creditors and other associates or collaborators, and (b) upon the execution by Martin Fischer and Carolco of Exhibit B (attached), to the Company and to the Company’s former and current officers, stockholders, partners, employees, designees, contractors, vendors, creditors and other associates or collaborators, such Waiver and Release shall remain in force in perpetuity and shall cover but not be limited to:

1. Any claims of any kind whatsoever by the Company, Brick Top and Carolco and their successors or assigns, other than specific contractual claims between the signatory parties to the Purchase and Sale Agreement, which must be resolved per the terms specified in 7.13 of the Agreement;

2. Any claims of any kind whatsoever by any of the Company’s, Brick Top’s and Carolco’s former and current officers, stockholders, partners, employees, designees, contractors, vendors, creditors and other associates or collaborators or their successors or assigns, and

IN WITNESS WHEREOF, Carolco hereto has caused this Waiver and Release to be executed as of the date first written above by its duly authorized officer:

For CAROLCO PICTURES, INC

/s/ Alexander Bafer
Alexander Bafer
Chairman Of The Board/CEO
Carolco Pictures, Inc.

FINAL